Exhibit 99.3

Lending Club’s Data Management Remediation Plan

In the immediate term, Lending Club is making the following enhancements:

Area of Focus	Planned Activities
Ability to change data fields inappropriately

•    Enhancing the testing of data changes prior to deployment based on the risk of the change

•    Reviewing change requests for key data attributes, prior to implementation, by the Internal Audit Team

•    Validating that change requests for key data attributes have been properly executed

•    Expanding the number of data fields that are logged for changes

•    Monitoring logs for key changes

•    Refreshing training/communication on data change management processes

•    Enhancing the end-to-end testing framework

•    Completing a consulting engagement on data change management with a Big Four accounting firm; implementing appropriate best practices

Code of conduct and ethics of personnel involved in change process	• Retraining employees on code of conduct and ethics and the whistleblower hotline • Reinforcing a high compliance culture as explicit objectives in the employee performance review process